Exhibit 10.6

LightJump Acquisition Corp.

2735 Sand Hill Road, Suite 110

Menlo Park, CA 94025

June 14, 2022

EarlyBirdCapital, Inc.

366 Madison Avenue

New York, NY 10017

Ladies and Gentlemen:

Reference is made to that certain Business Combination Marketing Agreement, dated January 8, 2020 (“BMCA”), between LightJump Acquisition Corp. (“LJ”) and EarlyBirdCapital, Inc. (“EBC”).

On the date hereof, LJ is concurrently entering into a business combination agreement (as amended, the “BCA”) with Moolec Science Limited (the “Target”), Moolec Science SA (“Holdco”) and Moolec Acquisition, Inc. (“Merger Sub”). It is a condition to the consummation of the transactions contemplated by the BCA (the “Closing”) that LJ and EBC enter into an amendment to the BCMA (this “BCMA Amendment”) providing for, among other things, a change in the compensation to be payable to EBC upon the Closing.

Accordingly, the parties to the BCMA agree to amend the BCMA as follows:

1. Section 1(b) of the BCMA is hereby deleted in its entirety and replaced with the following:

(b) As compensation for the foregoing services, the Company will pay to the Advisor and/or its designees an amount in cash (the “Cash Fee”) equal to (i) 20% of the aggregate gross proceeds (up to a maximum of $3,830,000) (x) held in the Trust Account (defined below) calculated on the day of the redemption deadline indicated in the proxy statement to be filed by LJ in connection with the Business Combination, after first taking into account (A) payment to holders of shares of common stock sold in the IPO who duly exercised their redemption rights in connection with the Business Combination and then reducing the amount held in the Trust Account by (B) any additional payments included in the Trust Account to accommodate any extension of the time period for the Company to consummate a Business Combination (and not paid to redeeming holders pursuant to the immediately preceding clause (A)) and (y) received by the Company in any financing in connection with a Business Combination regardless of the source of such funds, plus (ii) $1,000,000.

2. Section 1(c) of the BCMA is hereby deleted in its entirety and replaced with the following:

(c) In addition to the Cash Fee, in consideration of the Advisor introducing Moolec Science Limited (the “Target”) to the Company, Moolec Science SA, which is expected to list on Nasdaq following the Closing (“Holdco”) shall issue to Advisor a number of shares of common stock of Holdco (the “Share Fee” and together with the Cash Fee, the “Fee”) equal to $2,000,000 divided by the lesser of (i) the volume weighted average price of Holdco’s ordinary shares for the ten trading days preceding the six month anniversary of the closing of a Business Combination (“Closing”) and (ii) $10.00, up to a maximum of 600,000 shares. Holdco shall register the resale or the ordinary shares issued to the Advisor hereunder as promptly as practicable after their issuance; provided that if the Advisor’s other ordinary shares of Holdco are included on a registration statement filed by Holdco prior to such time, the shares payable for the Share Fee shall be included on such earlier filed registration statement to the extent possible. LightJump One Founders LLC, the Company’s sponsor, agrees to forfeit to Holdco for cancellation the same number of shares of common stock payable to EBC as the Share Fee.

3. Section 1(d) of the BCMA is hereby deleted in its entirety and replaced with the following:

(d) The Cash Fee shall be due and payable to the Advisor on the Closing by wire transfer from the Trust Account and/or, with the Advisor’s consent, other sources of funding. The Share Fee shall be issued to the Advisor within five business days of the six month anniversary of the Closing. If a proposed Business Combination is not consummated for any reason, no Fee shall be due or payable or issuable to the Advisor hereunder.

4. Section 1(e) of the BCMA is hereby deleted in its entirety.

5. This BCMA Amendment shall terminate and be of no further force or effect, ab initio, upon termination of the BCA in accordance with its terms.

6. The BCMA shall remain in full force and effect except as expressly amended by this BCMA Amendment. Subject to Section 5 above, upon the execution and delivery hereof, the BCMA shall thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendments made hereby were originally set forth in the BCMA, and this BCMA Amendment and the BCMA shall henceforth be read, taken and construed as one and the same instrument.

7. This BCMA Amendment shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.

8. Holdco shall be a third party beneficiary to the agreements made hereunder between LJ, EBC and LightJump One Founders LLC and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if Holdco were a party hereto.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the understanding between EBC and LJ with respect to the foregoing, please so indicate your agreement by signing in the place provided below, at which time this BCMA Amendment shall become a binding contract.

LIGHTJUMP ACQUISITION CORP.

By:	/s/ Robert M. Bennett
	Name:	Robert M. Bennett
	Title:	Chief Executive Officer

AGREED AND ACCEPTED BY:

EARLYBIRDCAPITAL, INC.

By:	/s/ David Nussbaum
	Name:	David Nussbaum
	Title:	Chairman

LIGHTJUMP ONE FOUNDERS LLC (solely with respect to its agreement to forfeit for cancellation a number of shares equal to the Share Fee)

By:	/s/ Robert M. Bennett
	Name:	Robert M. Bennett
	Title:	Chief Executive Officer

[Signature Page to BCMA Amendment]

AGREED AND ACCEPTED BY:

Moolec Science SA

By:	/s/ Gastón Paladini
	Name:	Gastón Paladini
	Title:	Class A Director

[Signature Page to BCMA Amendment]

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